Exhibit 99.1

Byline Bancorp, Inc. Announces the Death of its Director Jaime Ruiz Sacristán

Chicago, IL, April 15, 2020 – Byline Bancorp, Inc. (NYSE: BY) today announced the passing of Jaime Ruiz Sacristán, director, chairman of the Governance and Nominating Committee, and member of the Compensation Committee and Risk Committee of the Company.  Mr. Ruiz Sacristán passed away on April 12, 2020 in Mexico City as a result of complications from the coronavirus. He served as a director of the Company and its subsidiary Byline Bank since June of 2013.

Roberto R. Herencia, Chairman of the Board, said, “We are deeply saddened by the passing of our director and friend. This is a major loss for us as Jaime was an important member of our board, a key figure in what we have accomplished at Byline, including our formation, and, above all, a great human being and professional.”

“The councilor by excellence, Jaime Ruiz Sacristán fought until the end. We will miss the confidence provided by his human values,” said Antonio del Valle Perochena, director at Byline Bancorp, Inc. and Byline Bank.

“He was a great human being who deeply cared about the organization and its people,” added Alberto Paracchini, President and CEO.

Jaime Ruiz Sacristán was the Founder and Chairman of the board of directors of Mexico City based and privately owned Banco Ve por Más, a position he held since 2003, and served as Chairman of the board of directors of the Mexican Stock Exchange since January 2015.  He was President of the Mexican Bankers Association from 2011 to 2013 and served as its vice president from 2007 to 2009. He served on the boards of numerous companies in the financial, industrial and commercial industries. Mr. Ruiz Sacristán held a bachelor’s degree in business administration from Universidad Anáhuac and an M.B.A. from the Kellogg School of Management at Northwestern University.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $5.5 billion in assets and operates more than 50 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’,

‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements reflect various assumptions and involve elements of subjective judgement and analysis which may or may not prove to be correct and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

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Contacts:

Media Erin O’Neill Director of Marketing, Byline Bank eoneill@bylinebank.com (773) 475-2901	Investors Tony Rossi Financial Profiles, Inc. BYIR@bylinebank.com (310) 622-8221

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